Exhibit 10.1

DCON Digital Assets Transfer Agreement between
Peng Youwang and DIGIPAY FINTECH LIMITED

Date: 01-23-2018

DCON Digital Assets Transfer Agreement

The Agreement is signed on 01-23-2018 in Xi’an:

Party A: Peng Youwang (Transferor)

ID number:

Add.: No. 23, Group V, Bayi Village, Xiangdao Town, Gaotai County, Gansu Province

Party B: DIGIPAY FINTECH LIMITED (Transferee)

Executive Director: Yongke Xue

Add.: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

Party A is the owner of the DCON digital assets in this Agreement and is the Transferor of 60% of ownership and interest of the DCON digital assets. Party B is the Transferee of 60% of ownership and interest of the DCON digital assets. On the basis of equality and voluntariness and friendly consultations, Party A and Party B reached the following agreements regarding the transfer of DCON digital assets from Party A to Party B or the third party designated by Party B to be binding on both parties:

Article 1 DCON Digital Asset

DCON Digital Assets are the DCON Digital Assets owned by Party A, including but not limited to all the business and technology elements related to or attributable to DCON, such as its business plans and white papers, business and business models, architectures, codes, software, applications, technologies, patents, copyrights, trade secrets, customer lists, business points, trading platforms, digital rights, authentication systems, agreements and contracts, intellectual property, Token and the DCON communities established on Nova Realm City (NRC).

As of the signing date of this agreement, Party A confirms that One Hundred Million (in number: 100,000,000) Tokens of DCON digital assets have been issued. Token’s distribution plan is that no more than 20% of the total Tokens (i.e. 20,000,000) will be distributed to the DCON operation and technology team, and the remaining Tokens will be distributed in accordance with the final white paper of the project.

Party A confirms that DCON has completed its launch and started the operation on the NRC real-name block chain. As of December 30, 2017, 100 DCON communities have been set up.

Article 2 DCON Digital Assets Transfer Price and Payment Method

1. Party A and Party B agree that 60% of the ownership and interest in the entire DCON digital assets under Article 1 of this Agreement will be transferred from Party A to Party B for NINE MILLION AND SIX HUNDRED THOUSAND Dollars (“Transfer Price”, in number: $9,600,000).

2. Party B shall pay Party A the Transfer Price with the shares of common stock of its parent company, Future FinTech Group Inc. (NASDAQ: FTFT). FTFT will issue its restricted shares to Party A or the third party designated by Party A at the price of USD8.00 per share for 1,200,000 shares. This clause will take effect upon the approval of the Board of Directors of FTFT. Party A understands that the shares are not registered with SEC and are issued under an exemption from the securities laws of the United States. Party A may sell and transfer the shares under the exemptions of the Rule 144. Both parties agree that FTFT will issue 600,000 shares to Party A within 30 days after the signing of this Agreement, and the remaining 600,000 shares will be issued in 90 days of this Agreement.

Article 3 Transfer and Delivery of DCON Digital Assets

1. Party A confirms and guarantees it has the lawful ownership of all DCON digital assets described in Article 1 of this Agreement and it has the right to transfer the 60% ownership and interest of the DCON digital assets. Party A confirms and guarantees that no third party (including but not limited to any partner or technician) has any ownership or dispute over DCON digital assets. Party A confirms and guarantees that DCON Digital assets do not involve any legal proceedings, including but not limited to litigation or arbitration. Party A confirms and guarantees that there is no mortgage, pledge, third-party rights or any restriction on DCON digital assets. Party A confirms and guarantees that this Agreement or transfer of DCON digital assets does not need any prior consent or approval by any debtor, guarantor, mortgagor or any third party. Party A confirms that the DCON digital assets have received all the required approvals for its operation. Party A confirms that he has developed and owned the DCON digital assets without any violation of any relevant laws and regulations of the state, nor has he received any inquiries, investigations or penalties from governments and regulators. Party A promises that DCON digital assets have not infringed the intellectual property rights of any third party or used any third party's trade secrets or confidential information.

2. Party A confirms that 60% ownership and interest of the DCON digital assets include, but are not limited to, business plans and white papers, business and business models, architecture, codes, software, applications, technology, patents, copyrights, trade secrets, customer lists, business points, trading platforms, digital rights, certification systems, agreements and contracts, intellectual property, Token and the DCON communities established on NRC, all commercial and technical elements related to DCON or attributed to DCON ("DCON Digital assets") and 60% of their pro rata ancillary rights shall be transferred to Party B or any third party designated by Party B. These ancillary rights are an integral part of DCON Digital assets. If it is necessary to sign any other documents to ensure these ancillary rights be transferred to Party B or any third party designated by Party B, Party A promises to sign or obtain the signed documents and be responsible for the relevant transfer procedures.

3. From the date when Party B acquires 60% of controlling rights and interests of DCON digital assets pursuant to this Agreement, the corresponding risk of DCON digital assets shall also be transferred to Party B.

4. Party A and Party B confirm that from the date of signing this Agreement, 60% of the ownership, income rights, disposition rights and all other rights and interests of DCON digital assets shall be transferred from Party A to Party B.

5. Party A confirms that all service agreements signed with relevant intermediary agencies prior to the signing of this Agreement have been fully notified to Party B. Party B agrees to assume the rights and obligations under these service agreements when the DCON digital assets are transferred to Party B or the third party designated by Party B, and pay the relevant fees in accordance with these service agreements. Party A agrees to assist Party B to carry out the rights and obligations under these agreements. Party A promises to send a copy of these service agreements to Party B for review at least 10 days prior to the signing day of this Agreement.

6. Within 10 days after the signing of this Agreement, Party A shall deliver the original DCON digital asset proofing documents and relevant service agreements to Party B. Party B shall, upon verification, issue a receipt to Party A for receiving the above documents as an appendix to this Agreement.

7. After signing of this Agreement, both parties should cooperate with each other to process the change of the ownership of DCON digital assets on the NRC chain and change the actual owner of 60% of the ownership and interest of DCON digital assets to Party B or the third party designated by Party B. Party A agrees to complete these changes within 30 days, Party B agrees to try its best to cooperate with Party A.

8. After signing this Agreement, the parties shall publish notice on NRC (Nova Realm City) of the transfer of DCON digital assets and notify relevant personnel that 60% of the DCON digital assets has been transferred to Party B from Party A. Party B confirms that Party A’s notification obligation is limited to the above notice. Party A confirms that community investors have no rights to Party A’s transfer of DCON digital assets. No matter whether the community investors sign and confirm the notice of transfer of DCON digital assets, it shall not affect the effectiveness of the DCON digital assets transfer between Party A and Party B.

9. Both parties agree to establish a company in Japan with the tentative name of “DCON DigiPay Corp.” as the operation company of DCON. Party B will hold 60% equity of “DCON DigiPay Corp.” and Party A ’s designated company Nature Worldwide Resources Ltd. will hold the remaining 40%. Both parties can transfer their DCON digital assets or designated to “DCON DigiPay Corp.”

10. This Agreement is limited to the transfer of DCON Digital Assets owned by Party A. The debts, liabilities, obligations, payments and others obligations arising from the development of DCON Digital Assets by Party A shall not be transferred to Party B. Party A shall bear these debts, liabilities, obligations and payments by himself.

Article 4 Responsibility for Breach

After this Agreement takes effect, both Party A and Party B shall strictly comply with the obligations stipulated in this agreement in line with the principle of good faith. Any party who breaches its/his promises, confirmation and guarantees in this Agreement or fails to perform its/his obligations as stipulated in this Agreement shall be considered as a breach of the Agreement and shall compensate the other party for any direct losses and reasonable expenses incurred therefrom unless otherwise agreed in this Agreement.

Article 5 Dispute Resolution and Application of Law

1. Any dispute arising out of or in connection with this Agreement shall be settled through friendly consultation. If no agreement can be reached, either party can file a lawsuit to the local court where Party A is located.

2. The validity, interpretation, performance and dispute settlement of this Agreement shall be governed by the current laws and administrative regulations of the People’s Republic of China (excluding Hong Kong, Taiwan and Macao)

Article 6 Others

1. The appendix to this agreement is an integral part of the Agreement and has the same legal effect as this Agreement.

2. This Agreement shall become effective upon the signature or seal by both parties.

3. The Agreement is made in Chinese and in quadruplicate with each having the same legal effect. Party A holds one copy and Party B holds three copies.

(There is no text on this page. This is the signature page of “DCON Digital Assets Transfer Agreement”)

Party A (Signature):

Party B (Seal & Signature):

Date: 1/23/2018

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